EXHIBIT 99.1

Crown Equity Holdings Inc. Announces Board and Officer Resignations

Las Vegas, NV - 05/10/2019 – Crown Equity Holdings Inc. (CRWE) today announces the resignation of its Director and Vice President, Brian D. Colvin and Director and Chief Operating Officer, Arnulfo Saucedo-Bardan. The company also announced that Montse Zaman accepted the position of Chief Operating Officer as she maintains her Secretary/Treasurer position.

Mr. Colvin and Mr. Saucedo-Bardan have left the Company to pursue new interests.

“I would like to thank Brian and Arnulfo for their contribution, as well as congratulate Montse Zaman on her appointment of Chief Operating Officer.” stated Mike Zaman, President /CEO of Crown Equity Holdings Inc.

The Board will reduce to three from five members.

About Crown Equity Holdings Inc.

Crown Equity Holdings Inc. (OTC PINK: CRWE) is a vertically integrated, global media and financial services company which provides powerful solutions to enhance worldwide visibility and universal relevance, enabling companies to achieve accelerated growth and rapid results that spans all the stages of a company's life cycles. Additionally, Crown Equity Holdings' is developing its CRWE WORLD (www.crweworld.com) and related digital properties into a global online community which will launch, manage and own select businesses and projects. For more information regarding Crown Equity Holdings Inc., please visit: http://www.crownequityholdings.com.

Forward-Looking Statement

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Mike Zaman President/CEO

702-683-8946

info@crownequityholdings.com

Source: Crown Equity Holdings Inc.